UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 4, 2015

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On September 9, 2015, New Source Energy Partners L.P. (the “Partnership”) was notified by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual due to failure to maintain an average global market capitalization over a consecutive 30 trading-day period of at least $15 million for the Partnership’s common units. The NYSE informed the Partnership that the NYSE suspended the Partnership’s common units from trading at the close of trading on September 9, 2015 as a result of the Partnership’s failure to satisfy this continued listing standard. The NYSE also notified the Partnership that it intends to apply to the Securities and Exchange Commission to delist the Partnership’s common units pending completion of applicable procedures, including any appeal by the Partnership of the NYSE's decision. The Partnership intends to seek review of this decision from a committee of the Board of Directors of NYSE Regulation.
On September 4, 2015, the NYSE notified the Partnership that it was not in compliance with the continued listing standards set forth in Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Partnership’s common units was less than $1.00 over a consecutive 30 trading-day period. The Partnership intends to notify the NYSE by September 21, 2015 that it intends to cure the deficiency and to return to compliance with the NYSE continued listing requirement. The Partnership can avoid delisting if, during the six-month period following receipt of the NYSE notice, on the last trading-day of any calendar month, the Partnership’s common units have a closing per unit price of at least $1.00 and an average closing unit price of at least $1.00 over the 30 trading-day period ending on the last trading-day of that month. The Partnership intends to consider available alternatives, potentially including a unit combination, in order to cure the unit price deficiency and return to compliance with the NYSE continued listing requirement.
The Partnership’s common units will continue to be listed on the NYSE but will trade on the OTC markets pending the NYSE’s review of its decision to delist the Partnerships common units from trading under Section 802.01B NYSE Listed Company Manual.
Item 7.01 Regulation FD Disclosure.
The Partnership issued a press release on September 9, 2015, announcing that it had received the notice of noncompliance with the NYSE’s continued listing standard. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1    Press release issued September 9, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

		By:	New Source Energy GP, LLC, its general partner

Dated:	September 11, 2015	By:	/s/ Kristian B. Kos
		Name:	Kristian B. Kos
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 9, 2015